                                                                    EXHIBIT 23.4


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our reports dated February 3, 2004 relating to the consolidated financial statements of Origen Financial, Inc. and Origen Financial L.L.C., as of and for the periods ended December 31, 2003 and October 7, 2003 contained in Amendment No. 1 to the Registration Statements and Prospectuses on Form S-11 (File Nos. 333-112516 and 333-112520). We consent to the use of the aforementioned reports in the Registration Statements and Prospectuses, and to the use of our name as it appears under the caption "Experts."


/S/ GRANT THORNTON LLP


Southfield, Michigan
March 18, 2004